SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2015
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904)- 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 6, 2015, Body Central Corp. ( the “Company”) received a notice of default from the holders of the Company’s outstanding $18.0 million in aggregate principal amount subordinated secured convertible notes (the “Notes”) issued June 27, 2014. The notice of default alleges that the Company is in default for failing to make certain payments when due with respect to certain of the Company’s material agreements, failing to observe material agreements related to the Notes, and the failure by the Company to deliver an event of default notice to the holders of the Notes with respect to each of the foregoing events.
An event of default under the Notes may also result in an event of default under the Company’s senior credit facility. The occurrence of any such events of default under the Notes and the senior credit facility would permit the lenders thereunder to declare all amounts outstanding thereunder to become immediately due and payable and to exercise other remedies set forth in the applicable debt documents, including increasing the interest rates to the default rates of interest.
The foregoing description of the notice of default is not complete and is qualified in its entirety by reference to the full text of the notice of default, a copy of which is filed on Exhibit 99.1 hereto and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure
On January 7, 2015, Body Central Corp. ( the “Company”) issued a press release regarding the Company experiencing significant liquidity challenges and taking several steps to identify and evaluate potential strategic and financial alternatives, which may include and are not limited to the possibility of a Chapter 11 bankruptcy filing or an insolvency proceeding.
The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.2 and in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Exhibits
(d)    Exhibits
Exhibit 99.1        Notice of Default dated January 6, 2015.
Exhibit 99.2        Press release of Body Central Corp. dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

January 7, 2015	By: /s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary